UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2022 (May 6, 2022)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2022, Shift Technologies, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), with Cantor Fitzgerald & Co. (the “Agent”), pursuant to which the Company may offer and sell, at its option, shares of the Company’s Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $150.0 million (the “Placement Shares”), through the Agent, as its sales agent, from time to time at prevailing market prices in an “at-the-market offering” within the meaning of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made to the public directly on or through the Nasdaq Capital Market and any other trading market for shares of our common stock (the “Offering”).

The Placement Shares will be offered and sold under the Company’s effective Registration Statement on Form S-3 (File No. 333-263613) filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022 (the “Registration Statement”), pursuant to the prospectus supplement dated as of, and filed with the SEC on, May 6, 2022 (the “Prospectus Supplement”), which supplements and amends the base prospectus filed with and forming a part of the Registration Statement.

Under the Sales Agreement, we may from time to time deliver placement notices to the Agent designating the number of Placement Shares and the minimum price per share thereof to be offered. However, subject to the terms and conditions of the Sales Agreement, the Agent is not required to sell any specific number or dollar amount of Placement Shares but will act as Agent using their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market. We or the Agent may suspend the offering of Placement Shares by notifying the other party. The Offering will terminate after the sale of all of the Placement Shares subject to the Sales Agreement, or sooner in accordance with the Sales Agreement, upon proper notice by us and/or the Agents or by mutual agreement.

We will pay the Agent a commission of up to 3.0% of the gross sales price of the shares of the Placement Shares sold under the Sales Agreement, and we have also agreed to reimburse the Agent for certain expenses under the Sales Agreement. We made certain customary representations, warranties and covenants concerning the Company and the Placement Shares in the Sales Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, as set forth in the Sales Agreement.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Jenner & Block LLP relating to the validity of the shares of Class A common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated as of May 6, 2022, by and among Shift Technologies, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Jenner & Block LLP.
23.1	Consent of Jenner & Block LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: May 6, 2022	/s/ George Arison
	Name:	George Arison
	Title:	Chief Executive Officer and Chairman

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